Form N-CSR Item 12(b) Exhibit

The undersigned hereby certify in their capacity as President and Treasurer, respectively, of the Wright Managed Equity Trust (the "Trust") (on behalf of Wright Selected Blue Chip Equities Fund, Wright Major Blue Chip Equities Fund and Wright International Blue Chip Equities Fund), that:

(a)
the Semi Annual Report of the Trust (on behalf of Wright Selected Blue Chip Equities Fund, Wright Major Blue Chip Equities Fund and Wright International Blue Chip Equities Fund) on Form N-CSR for the period ended June 30, 2016 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(b)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust (on behalf of Wright Selected Blue Chip Equities Fund, Wright Major Blue Chip Equities Fund and Wright International Blue Chip Equities Fund) for such period.

A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.

The Wright Managed Equity Trust (on behalf of Wright Selected Blue Chip Equities Fund, Wright Major Blue Chip Equities Fund and Wright International Blue Chip Equities Fund)

Dated:	August 25, 2016

/s/ Peter M. Donovan
Peter M. Donovan
President

Dated:	August 25, 2016

/s/ Michael J. Mckeen
Michael J. McKeen
Treasurer